UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

CERBCO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16749	54-1448835
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1419 Forest Drive, Suite 209,

Annapolis, Maryland 21403

(Address of principal executive offices and Zip Code)

443-482-3374

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Board of Directors of CERBCO, Inc. (the “Corporation”), at its January 19, 2005 meeting, adopted a new by-law to require advance notice of stockholder business for annual meetings, including without limitation the nomination of additional candidates for the Board of Directors. The new by-law provision became effective immediately upon its adoption on January 19, 2005.

The new by-law provides that at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (including without limitation nominations of candidates for the Board of Directors) must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 12 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) if such business is the nomination of a candidate or candidates for the Board of Directors, the name, address and qualifications for office of such candidate or candidates, (c) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (d) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (e) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in the new by-law. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the new by-law and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

A copy of the new by-law provision, Article II, Section 12 [Advance Notice of Stockholder Business], is filed herewith as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

3.1	Article II, Section 12 of the By-laws of CERBCO, Inc, adopted January 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2005	CERBCO, Inc.

	By:	/s/ Robert F. Hartman
Robert F. Hartman, Vice President, Secretary & Treasurer

Exhibit Index

Exhibit No.	Description
3.1	Article II, Section 12 of the By-laws of CERBCO, Inc, adopted January 19, 2005